                                                                 EXHIBIT (h)4.6

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

      THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 22, 2004 (this "Amendment"), amends the Credit Agreement, dated as of December 30, 1999 (as heretofore amended, the "Credit Agreement"), among Frank Russell Investment Company, as agent for certain funds, the various financial institutions parties thereto (collectively, the "Banks"), Bank of America, National Association, as administrative agent and State Street Bank and Trust Company, as operations agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

      WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

      WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

   SECTION 1. AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.7 below.

      1.1 Notes. Section 2.2 of the Credit Agreement is hereby amended to state in its entirety as follows:

           "2.2. Notes. (a) The Loans made by each Bank to each Fund shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Operations Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to each Fund and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Fund hereunder to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Operations Agent, the Loans made by such Bank to each Fund may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the applicable Fund with respect thereto. Each such Bank is irrevocably authorized by each Fund to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Fund hereunder or under any such Note to such Bank."

      1.2 Loan Request. The definition of "Loan Request" in Schedule I of the Credit Agreement is hereby amended to state in its entirety as follows:

            "Loan Request means a request for a Loan given by a Fund to the Operations Agent, substantially in the form of Exhibit 2.3."

      1.3 Majority Banks. The definition of "Majority Banks" in Schedule I of the Credit Agreement is hereby amended to state in its entirety as follows:

            "Majority Banks" means, at any time, Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Committed Loans or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments, provided, however, that if any single Bank holds more than 50% (but less than 100%) of the Commitments or the Committed Loans, Majority Banks means that Bank plus one other Bank.

      1.4 Scheduled Commitment Termination Date. The definition of "Scheduled Commitment Termination Date" in Schedule I of the Credit Agreement is hereby amended by the deletion of the date "December 22, 2004" and the substitution therefor of the date "December 21, 2005."

      1.5 Schedule II. Schedule II of the Credit Agreement is hereby amended to state as set forth in Schedule II hereto.

      1.6 Schedule III. The address of the Administrative Agent in Schedule III is hereby amended to state as follows:

          State Street Bank and Trust Company
          2 Avenue de Lafayette, 2nd Floor
          Boston, MA 02111
          Attention:  John Stankard
          Phone:  (617) 662-1990
          Facsimile:  (617) 662-2326

      1.7 Schedule IV. Schedule IV of the Credit Agreement is hereby amended to state as set forth in Schedule IV hereto.

   SECTION 2. BANK OF AMERICA. Upon the effectiveness of this Amendment, Bank of America shall resign as Administrative Agent hereunder and State Street shall assume the rights, powers and duties of Administrative Agent. Bank of America, upon such effectiveness, shall be released from all future duties and obligations as Administrative Agent and as a Bank. Bank of America shall continue to have all its rights under Sections 8.7, 9.4 and 9.5 of the Credit Agreement.

   SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied.

      3.1 Receipt of Documents. The Operations Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Operations Agent, and in form and substance satisfactory to the Operations Agent:

      (a) Amendment. This Amendment, duly executed by the Funds, the Agents, and the Banks.

      (b) Certificate. A certificate, dated the date hereof, of the Secretary or the Assistant Secretary of the Company as to

            (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by it;

            (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment and each other Credit Document executed by it; and

            (iii) the fact that the agreements delivered by the Funds pursuant to Section 4.1(d) of the Credit Agreement constitute all such agreements between the Funds and the Adviser;

upon which certificates each Agent and each Bank may conclusively rely until they shall have received a further certificate from the Company cancelling or amending such prior certificate.

      (c) Opinion. An opinion, dated the date hereof and addressed to the Agents and all Banks, from Stradley Ronon Stevens & Young, LLP, counsel to the Funds, in form satisfactory to the Agents, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

      (d) Allocation Notice. A revised Allocation Notice, if applicable.

      3.2 Payment of Fees. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of the Operations Agent to the extent invoiced.

      3.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to each Agent and each Bank that such statements are true and correct as at such times):

            (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

            (b) no Default shall have then occurred and be continuing.

      SECTION 4 REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agents to enter into this Amendment, the Company represents and warrants to each Agent and each Bank as follows:

      4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company's powers, have been duly authorized by all necessary action, and do not

            (a) contravene the Company's Organization Documents;

            (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

            (c) result in, or require the creation or imposition of, any Lien on any of the Company's or any Fund's properties.

      4.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

      4.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

      SECTION 5 MISCELLANEOUS.

      5.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

      5.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Operations Agent (including the fees and out-of-pocket expenses of counsel to the Operations Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

      5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      5.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

      5.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

      5.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      FRANK RUSSELL INVESTMENT
                                      COMPANY, as agent for the Funds listed in
                                      Schedule IV


                                      By /s/ Mark E. Swanson
                                         ---------------------------------------
                                         Title: Treasurer and CAO

                                      BANK OF AMERICA, NATIONAL
                                      ASSOCIATION

                                      By  /s/ George W. Kinne
                                        ________________________________________

                                        Title:  Assistant Vice President
                                              __________________________________

                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Administrative Agent, as
                                      Operations Agent and as a Bank


                                      By /s/ John Stankard
                                         ---------------------------------
                                         Title: Vice President

                                   Schedule II

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                    Pro Rata
    Bank               Commitment    Share
    ----               -----------  --------
State Street Bank and  $75,000,000    100%
Trust Company

TOTAL                  $75,000,000    100%

                                   Schedule IV

                        FRANK RUSSELL INVESTMENT COMPANY

                  FUND

                  Equity I
                  Equity II
                  Equity Q
                  Fixed Income I
                  Short Duration Bond (formerly Short Term Bond)
                  Fixed Income III
                  International
                  Emerging Markets
                  Diversified Equity
                  Special Growth
                  Quantitative Equity
                  International Securities
                  Real Estate Securities
                  Diversified Bond
                  Multistrategy Bond
                  Select Value
                  Select Growth
                  Money Market
                  Tax Exempt Bond (formerly Limited Volatility Tax Free)
                  U.S. Government Money Market
                  Tax Free Money Market
                  Aggressive Strategy
                  Balanced Strategy
                  Moderate Strategy
                  Conservative Strategy
                  Equity Aggressive Strategy (formerly Equity Balanced Strategy) Tax-Managed Global Equity
                  Tax-Managed Large Cap (formerly Equity T)
                  Tax-Managed Mid & Small Cap (formerly Tax-Managed Small Cap) Multi-Manager Principal Protected